                                                                     EXHIBIT 1.1


                               850,000 Shares/1/

                             JAVELIN SYSTEMS, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                October __, 1996

MERIDIAN CAPITAL GROUP, INC.
As Representative of the Underwriting Group
4675 MacArthur Court, Suite 740
Newport Beach, California  92660


Ladies and Gentlemen:

          SECTION 1.  Introductory.  Javelin System, Inc., a Delaware
                      ------------
corporation (the "Company"), proposes to issue and sell 850,000 shares of its authorized but unissued Common Stock (the "Firm Common Shares") to Meridian Capital Group, Inc. (the "Representative") and members of the Underwriting Group (collectively the "Underwriting Group" or "you"). In addition, the Company and certain Selling Stockholders named in Schedule A annexed hereto (the "Selling Stockholders") propose to grant to the Underwriting Group an option (the "Option") to purchase up to 111,250 and 16,250 additional shares of Common Stock, respectively (collectively, the "Optional Common Shares"), as provided in
Section 5 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

          You have advised the Company and the Selling Stockholders that the Underwriting Group proposes to make a public offering of the Common Shares on the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations)("Effective Date"), or as soon thereafter as in your judgment is advisable.

          The Company and each of the Selling Stockholders hereby confirm their respective agreements with respect to the purchase of the Common Shares by the Underwriting Group as follows:




-----------------------
1
       Plus an option to purchase up to 111,250 additional shares of Common Stock from the Company and an additional 16,250 shares of Common Stock from the Selling Stockholders to cover over-allotments, if any.

          SECTION 2.  Representations and Warranties of the Company.  The
                      ---------------------------------------------
Company hereby represents and warrants to the Underwriting Group that:

     (a) A registration statement on Form SB-2 (File No. 333-11217) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the Effective Date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared.

               There have been delivered to you two signed copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations or (iii) a term sheet (the "Term Sheet") as described in and in accordance with Rules 434 and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, or such Term Sheet, shall include all Rule 430A Information (as defined below) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Underwriting Agreement (this "Agreement") was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

               The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes or became effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes or became effective as provided by Rule 430A of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes or became effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean either (i) the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, (ii) if a Term Sheet is not used and no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes or became effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes or became effective pursuant to Rule 430A of the Rules and Regulations.

     (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes or became effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain or contained all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform, or did in such respects conform, to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any member of the Underwriting Group, reciting in writing that it is specifically for use in the preparation thereof.

     (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Prospectus; the Company is in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of its business, all of which are valid and in full force and effect; the Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail such power and authority or qualification.

     (d) The Company has authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding shares of Common Stock have been duly authorized and the outstanding shares of Common Stock have been validly issued, are fully paid and nonassessable, and have been duly approved for quotation on the Nasdaq SmallCap Market; the issued and outstanding shares of Common Stock and the outstanding options and warrants described in the Prospectus have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to any description thereof contained in the Prospectus. No Preferred Stock of the Company is issued and outstanding and the Company does not have outstanding any options to purchase or other rights to subscribe for or issue any Preferred Stock. Except as otherwise disclosed in the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the

Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's Stock Incentive Award Plan and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fully presents the information required to be shown with respect to such plans, arrangements, options and rights.

     (e) The Common Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. The Common Shares to be sold by the Selling Stockholders have been duly authorized, and are validly issued, fully paid and nonassessable, and conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares pursuant to this Agreement. No holder of any securities of the Company has any right that has not been waived or complied with to require the Company to register the sale of any shares of Common Stock or other securities of the Company owned by such holder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the stockholders, the Board of Directors of the Company or any other party will be required for the transfer and sale of the Firm Common Shares or the Optional Common Shares to be sold as contemplated herein.

     (f) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, or equitable principles relating to or limiting creditor's rights generally and (ii) the unenforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or negligent acts or where such indemnification is against public policy. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the certificate of incorporation or bylaws, as amended or restated, or other organizational documents, of the Company, and will not conflict with, result in the acceleration of any indebtedness under or performance required by, result in any right of termination of, increase any amounts payable under, decrease any amounts receivable under, result in the breach or violation of, constitute, either by itself or upon notice or the passage of time or both, a default under, or to the Company's best knowledge adversely change any other rights pursuant to, any of the terms or provisions of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body, or arbitrator (domestic or foreign) applicable to the Company or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Common Shares by the Underwriting Group and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

     (g) Ernst & Young LLP, who have expressed their opinion with respect to the financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

     (h) The financial statements of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates of such financial statements, and the results of operations and cash flows of the Company, for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in subsection 2(g). No other financial statements, schedules or information are required by the Act or the Rules and Regulations to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

     (i) Except as disclosed in the Prospectus, and except as to violations, breaches, defaults and events of default that individually or in the aggregate would not have a material adverse effect on the Company, (i) the Company is not in violation or default of any provision of its certificate of incorporation or bylaws, as amended or restated, or other organizational documents, nor is it in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties are bound; and (ii) there does not exist any state of facts that constitutes an event of default on the part of the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

     (j) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been described or filed as required. The descriptions of the contracts in the Prospectus are accurate and fairly present the information required by the Act and/or the Rules and Regulations to be presented in Form SB-2; except as disclosed in the Prospectus, the contracts so described in the Prospectus are in full force and effect on the date hereof; and neither the Company nor, to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts other than any such breach or default as would not, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or other), properties, business, results of operations or prospects of the Company.

     (k) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject or related to environmental or discrimination matters, that might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or other), properties, business, results of operations or prospects of the Company, and no labor disturbance by the employees of the Company exists or is imminent that might be expected to affect adversely such condition, properties, business, results of operations or prospects. The Company is not a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body that could be expected to result in a material adverse change in the condition (financial or other), properties, business, results of operations or prospects of the Company.

     (l) The Company has good and marketable title to all the properties and assets reflected as owned by it in the Prospectus and the financial statements included in the Registration Statement, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

     (m) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction that is not in the ordinary course of business or that could result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, that materially and adversely affects the condition (financial or other), business, results of operations or prospects of the Company; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal of or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder and upon the exercise of options, warrants, and other rights described in the Registration Statement or otherwise as contemplated in the Registration Statement and Prospectus) or increase in indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or other), business, properties, results of operations or prospects of the Company.

     (n) Except as disclosed in or specifically contemplated by the Prospectus, the Company has sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or other), business, results of operations or prospects of the Company; except as disclosed in or specifically contemplated by the Prospectus, the Company has no knowledge of any material infringement by it, or its customers, with respect to the use of the Company's products, trademarks, trade name rights, patent rights, mask works, copyrights, licenses, trade secrets or other similar rights of others, and there is no claim being made against the Company, or its customers with respect to their use of the Company's products, trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other infringement, which could have a material adverse effect on the condition (financial or other), business, results of operations or prospects of the Company.

     (o) The Company is in compliance with all applicable laws, rules, regulations, judgments, decrees, orders and statutes of the jurisdictions in which it is conducting business, including without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or other), business, results of operations or prospects of the Company.

     (p) The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against it which could materially and adversely affect the business, operations or properties of the Company.

     (q) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (r) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

     (s) The Company maintains, with insurers of recognized financial responsibility, insurance of the types and in the amounts as are prudent and customary in the business in which it is engaged, including but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     (t) The Company has not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign or domestic office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign or federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     (u) The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

     (v) Other than the Representative acting in its capacity as such, no person is or will be owed any finders fee or commission or similar payment in connection with the transactions contemplated by this Agreement.

          SECTION 3.  Representations, Warranties and Covenants of the Selling
                      --------------------------------------------------------
Stockholders.  Each of the Selling Stockholders severally represents and
------------
warrants to, and agrees with, the Underwriting Group and the Company that:

     (a) Such Selling Stockholder has, and on the First Closing Date and the Second Closing Date, hereinafter mentioned will have, good and valid title to the Optional Common Shares proposed to be sold by such Selling Stockholder hereunder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Common Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever, and upon delivery of and payment for such Common Shares hereunder, the Underwriting Group will acquire good and valid title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

     (b) Such Selling Stockholder has executed and delivered a Transmittal Letter and Custody Agreement and a Seller's Irrevocable Power of Attorney (hereinafter collectively referred to as the "Stockholders Agreements") and in connection herewith such Selling Stockholder further represents, warrants and agrees that such Selling Stockholder has deposited in custody, under the Stockholders Agreements, with the agents named therein (the "Agents") as custodians, certificates in negotiable form for the Common Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Common Shares to be sold by such Selling Stockholder on deposit with the Agents are subject to the interests of the Company and the Underwriting Group, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Stockholders Agreements, by any act of such Selling Stockholder, by operation of law, by the death or incapacity of such Selling Stockholder or by the occurrence of any other event if the Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Common Shares hereunder, the documents evidencing Common Shares then on deposit with the Agents shall be delivered by the Agents in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Agents shall have received notice thereof. This Agreement and the Stockholders Agreements have been duly executed and delivered by or on behalf of such Selling Stockholder and the form of such Stockholders Agreements has been delivered to you.

     (c) The performance of this Agreement and the Stockholders Agreements and the consummation of the transactions contemplated hereby and by the Stockholders Agreements will not result in a breach or violation by such Selling Stockholder of any of the terms or provisions of, or constitute a default by such Selling Stockholder under, (i) any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound, (ii) any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Stockholder or any of its properties or (iii) if such Selling Stockholder is other than a natural person, any provisions of the charter, bylaws or other organizational documents of such Selling Stockholder.

     (d) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

     (e) Each Preliminary Prospectus and the Prospectus, insofar as it has related to such Selling Stockholder, has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder, included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (f) Such Selling Stockholder is not aware that any of the representations and warranties set forth in Section 2 above is untrue or inaccurate in any material respect.

          SECTION 4.  Representations and Warranties of the Representative.  The
                      ----------------------------------------------------
Representative represents and warrants to the Company and to the Selling Stockholders that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus, was furnished to the Company by the Representative for use in connection with the preparation of the Registration Statement and the Prospectus, and is correct in all material respects.

          SECTION 5.  Purchase, Sale and Delivery of Common Shares.  (a)  On the
                      --------------------------------------------
basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to members of the Underwriting Group named in Schedule I hereto (for all of whom the Representative is acting), severally and not jointly, and each member of the Underwriting Group, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, severally and not jointly, the number of Common Shares set forth opposite their respective names in Schedule I hereto at a purchase price of $[price to be paid by the underwriters for shares purchased which is the offering price to the public less the underwriting discount] per share.

     (b) The Company and the Selling Shareholders, severally and not jointly, hereby grant to the Underwriting Group an option (the "Option") for a period of 45 days after Closing to purchase at a purchase price of $[price to be paid by the underwriters for shares purchased which is the offering price to the public less the underwriting discount] per share up to 111,250 and 16,250 additional shares, respectively of Optional Common Shares in order to cover over-allotments. The Optional Common Shares shall be purchased for the account of each member of the Underwriting Group as nearly as practicable in the proportion that the number of shares of Firm Common Shares set opposite the name of each Underwriter in Schedule I hereto bears to 850,000. The Option may be exercised at any time and from time to time within 45 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company and the Selling Stockholders setting forth the aggregate number of Optional Common Shares as to which the Representative is exercising the Option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than four full business days after delivery of such notice of exercise (or such other time and date not later than ten business days after such date as may be agreed upon by the Company and the Representative). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in Newport Beach, California, as may be designated by you (or such other place as may be agreed upon by the Company and the Representative). The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares, as specified in sections 5(g) and (h) below. At any time before lapse of the Option, you may cancel the Option by giving written notice of such cancellation to the Company and the Selling Stockholders. If the Option is canceled or expires unexercised in whole or in part the Company will deregister under the Act the number of Option Shares as to which the Option has not been exercised.

     (c) If any of the Underwriters shall fail to purchase the entire number of Firm Common Shares set opposite its name in Schedule I hereto, and such failure to purchase shall constitute a default by such Underwriter in the performance of its obligations under this Agreement, the remaining Underwriters shall have the right and shall be obligated to take up and pay for (in the respective proportions which the number of Firm Common Shares set opposite the names of the several remaining Underwriters bears to the aggregate number of Firm Common Shares set opposite the names of all the remaining Underwriters) the entire amount of Firm Common Shares which the defaulting Underwriter agreed but failed to purchase.

     (d) Nothing contained in this section 5 shall relieve any defaulting Underwriter of its liability, if any, to the Company or to the remaining Underwriters for damages occasioned by its default hereunder.

     (e) If any of the Underwriters shall fail to purchase the entire number of Firm Common Shares set opposite its name and such failure to purchase shall not constitute a default by such Underwriter in the performance of its obligations under this Agreement, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the entire amount (but not less than all) of the Common Shares which all withdrawing Underwriters agreed but failed to purchase.

     (f) After the Commission notifies the Company that the Registration Statement has become effective, the Underwriters propose to offer the Common Shares to the public at a public offering price of $[offering price to the public] per share as set forth in the Prospectus. The Underwriters may allow such concessions and discounts upon sales to selected dealers as may be determined from time to time by the Representative.

     (g) Delivery of certificates for the Firm Common Shares to be purchased by the Underwriting Group and payment therefor shall be made at the offices of Meridian Capital Group, Inc., 4675 MacArthur Court, Suite 740, Newport Beach, California 92660 (or such other place as may be agreed upon by the Company and the Representative), at such time and date, not later than the fourth full business day following the first date that any of the Common Shares are released by you for sale to the public (or such other time and date not later than ten business days after such date as may be agreed upon by the Company and the Representative), as you shall designate by at least 48 hours prior notice to the Company (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the fourth full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated (or such other time and date not later than ten business days after such date as may be agreed upon by the Company and the Representative).

     (h) Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company to you, for the account of the Underwriting Group against payment by you, of the purchase price therefor by certified or official bank checks payable in next day funds to the order of the Company. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in Newport Beach, California, as may be designated by you (or such other place as may be agreed upon by the Company and the Representative). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriting Group.

     (i) Subject to the terms and conditions hereof, the Underwriter proposes to make a public offering of the Common Shares as soon after the Effective Date of the Registration Statement as in the judgment of the Representative is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

          SECTION 6.  Covenants of the Company.  The Company covenants and
                      ------------------------
agrees that:

     (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly after it receives notice thereof advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

     (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable you to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

     (c) If at any time within the nine-month period referred to in Section 10(a)(3) of the Act during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case you are required under the Act to deliver a prospectus after such nine-month period, the Company upon request, but at your expense, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

     (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the Effective Date, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

     (e) During such period as a prospectus is required by law or regulation to be delivered in connection with sales by you or a dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act (or as the Act may be amended), will furnish to you and the Selling Stockholders or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you and the Selling Stockholders may reasonably request, for the purposes contemplated by the Act.

     (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly after it receives notice thereof of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

     (g) During the period of five years hereafter, the Company will furnish to you: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-KSB, Quarterly Report on Form 10-QSB, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

     (h) During the period of one year after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), the Company will not (other than pursuant to outstanding warrants or stock options disclosed in the Prospectus, pursuant to the Company's Stock Incentive Award Plan as disclosed in the Prospectus, or otherwise as contemplated in the Prospectus) issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable for its Common Stock or other equity security.

     (i) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

     (j) The Company will use its best efforts to remain qualified for quotation on the Nasdaq SmallCap Market.

     (k) The Company will deliver to you, prior to or simultaneously with the execution of this Agreement, the undertaking of each officer, director, and each other holder listed on the schedule attached hereto that such person shall not directly or indirectly offer or sell any portion of the shares of Common Stock owned prior to the Effective Date of this Agreement or hereafter acquired by exercise of an option for a period of twelve months from the Effective Date, provided that holders who are not officers or directors may sell the shares held by them as permitted by the Lock Up Agreements executed by each of them.

     (l) At all times prior to the Closing Date, the Company will cooperate with you in such investigation as you may make or cause to be made of all the properties, business and operations of the Company in connection with the purchase and public offering of the Common Shares, and the Company will make available to you in connection therewith such information in its possession as you may reasonably request.

     (m) The Company has appointed the U.S. Stock Transfer Corporation as
Transfer Agent for the Common Stock subject to the Closing.   The Company will
not change or terminate
such appointment for a period of one year from the Effective Date without first obtaining the written consent of the Representative, which consent shall not be unreasonably withheld.

     (n) The Company will use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Underwriting Group in Section 8 hereof.

     (o) The Company agrees to file with the Commission all required reports on Form SR in accordance with the provisions of Rule 463 promulgated under the Act and to provide a copy of such reports to you and your counsel.

     (p) Concurrently with the Effective Date, the Company shall register the class of equity securities which constitutes the Common Shares by filing with the Securities and Exchange Commission a registration statement (and such copies thereof as the Commission may require) with respect to such security, containing such information and documents as the Commission may specify comparable to that which is required in an application to register a security pursuant to subsection (g) of Section 12 of the Securities Exchange Act of 1934, as amended.

     (q) The Company shall, within 120 days after the Effective Date, apply for listing in Moody's Over-The-Counter Manual and shall use its best efforts to have the Company listed in such manual.

         You may in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 7.  Payment of Expenses.  Whether or not the transactions
                     -------------------
contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company and each of the Selling Stockholders agree to pay all costs, fees and expenses incurred in connection with the performance of the Company's and the Selling Stockholders' obligations hereunder and in connection with the transactions contemplated hereby, on such basis as shall be agreed between or among them, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agents of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriting Group, (iv) all fees and expenses of the Company's and the Selling Stockholders' counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Selected Dealers Agreement, the Underwriter's Questionnaire, the Underwriter's Custody Agreement and Power of Attorney and the Blue Sky memorandum, as well as the shipping and distribution of the foregoing documents in accordance with your reasonable requests, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Representative in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of), all or any part of the Common Shares for offer and sale under the Blue Sky laws, (vii) the filing fee of the National Association of Securities Dealers, Inc., (viii) a non-accountable expense allowance equal to three percent (3%) of the aggregate offering price of the Common Shares, including any Optional Common Shares sold hereunder, (ix) all customary expenses relating to the announcement of the offering in the local press and The Wall Street Journal, and (x) all other fees, costs and expenses referred to in Item 25 of the Registration Statement. Except as provided in this Section 7, Section 9 and Section 11 hereof, the Representative shall pay all of its own expenses, including the fees and disbursements of its counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws and the Blue Sky memorandum referred to above). This Section 7 shall not affect any agreements relating to the payment of expenses between the Company and the Selling Stockholders.

          SECTION 8.  Conditions of the Obligations of the Underwriting Group.
                      -------------------------------------------------------
The obligations of the Underwriting Group to purchase and pay for the Firm Common Shares on the First Closing Date, and the Optional Common Shares on the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers and the Selling Stockholders made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

     (a) The Registration Statement shall have become effective not later than 5:00 P.M., Washington, D.C. time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.
     (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock (other than pursuant to the exercise of outstanding warrants or options disclosed in the Prospectus, the grant of options pursuant to the Company's existing Stock Incentive Award Plan, or otherwise as contemplated in the Prospectus) of the Company or any material increase in the consolidated indebtedness (other than in the ordinary course of business or as contemplated in the Prospectus) of the Company, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained which materially and adversely affects the condition (financial or other), business, results of operations or prospects of the Company, (iv) no legal or governmental action, suit or proceeding affecting the Company which is material to the Company or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or other), business, management results of operations or prospects of the Company which makes it impractical or inadvisable in the reasonable judgment of the Representative to proceed with the public offering or purchase the Common Shares as contemplated hereby.

     (c) There shall have been furnished to you on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

          (i) An opinion of Allen, Matkins, Leck, Gamble & Mallory LLP, counsel for the Company and the Selling Stockholders, addressed to the Representative and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

              (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases any material properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company. The Company has full corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus. As of the date of such opinion, the Company has no subsidiaries;

              (2) The authorized, issued and outstanding capital stock of the Company as of ___________, 1996, is as set forth under the caption "Capitalization" in the Prospectus; all outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities of the Company and conform to the description thereof contained in the Prospectus under the captions "Capitalization" and "Description of Capital Stock"; and the offer and sale of the Promissory Notes and Warrants issued and outstanding from and after August 1, 1996, were exempt from the registration requirements of
          Section 5 of the Act and from the registration or qualification requirements of all applicable state securities laws; without limiting the foregoing, there are no preemptive or other rights to subscribe for or purchase any of the Common Shares to be sold by the Company hereunder;

              (3) The certificates evidencing the Common Shares to be delivered hereunder are in due and proper form under Delaware law, and when duly countersigned by the Company's transfer agents and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and will conform in all respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

               (4) To the knowledge of such counsel, no Preferred Stock of the Company is issued and outstanding and no options to purchase Preferred Stock or other rights to subscribe for Preferred Stock exist or are outstanding. Except as disclosed in or specifically contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

               (5) At the time the Registration Statement became effective under the Act, the statements contained therein under the captions "Description of Capital Stock" and "Shares Eligible for Future Sale," fairly summarize, in all material respects, the matters described therein insofar as such statements constitute a summary of documents referred to therein or descriptions of statutes, regulations or legal or governmental proceedings;

               (6) (a) The Registration Statement has become effective under the Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted by or are pending before or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);
                    (b) The Registration Statement, the Prospectus and each amendment or supplement thereto (except for the financial statements, the notes thereto, financial statement schedules, if any, and other financial and statistical data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                    (c) To such counsel's knowledge, there are no leases, contracts, agreements or documents binding upon the Company or any of its properties which are required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required under the Act or the Rules and Regulations; and

                    (d) To such counsel's knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company which are required under the Act or the Rules and Regulations to be described in the Prospectus which are not described as required;

               (7) The Company has the requisite corporate power and corporate authority to enter into this Agreement and to sell and deliver the Common Shares to be sold by it to the Underwriting Group; this Agreement has been duly and validly authorized by all necessary corporate action by the Company and has been duly and validly executed and delivered by and on behalf of the Company; this

          Agreement has been duly and validly delivered by and on behalf of the Selling Stockholders; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriting Group and the clearance of such offering with the NASD;

               (8) To such counsel's knowledge, the execution and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, result in the acceleration of any indebtedness under or performance required by, result in any right of termination of, increase any amounts payable under, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument which is filed as an Exhibit in Item 27 of the Registration Statement (collectively "Material Agreements") to which the Company is a party or by which the Company or any of its property may be bound or affected which is material to the Company, or violate any of the provisions of the certificate of incorporation or bylaws of the Company or, to such counsel's knowledge, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or any of its property, which conflict, acceleration, right of termination, breach, default or violation would, with respect to any of the foregoing, have a material adverse effect on the condition (financial or other), properties, business, results of operations or prospects of the Company;

               (9) As of the date of such opinion, the Company is not in violation of its certificate of incorporation or bylaws, as amended or restated.

               (10) To the knowledge of such counsel, no holders of securities of the Company have rights which have not been waived or complied with to the registration of shares of Common Stock or other securities because of the filing of the Registration Statement by the Company or the offering contemplated hereby;

               (11) This Agreement and the Stockholders Agreements have been duly delivered by or on behalf of each of the Selling Stockholders; to the knowledge of such counsel, the performance of this Agreement and the Stockholders Agreements, and the consummation of the transactions herein and therein contemplated by or on behalf of the Selling Stockholders will not conflict with, result in the acceleration of any indebtedness under or performance required by, result in any right of termination of, result in a breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license, or other agreement or instrument to which any of the

          Selling Stockholders is a party or by which any of the Selling Stockholders or any of their properties may be bound, or to the knowledge of such counsel violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over any of the Selling Stockholders or any of their properties; and no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement and the Stockholders Agreements or the consummation by the Selling Stockholders of the transactions contemplated herein or therein except such as have been obtained and are in full force and effect under the Act and such as may be required under the rules of the NASD and applicable state securities or Blue Sky laws;

               (12) To the knowledge of such counsel, the Selling Stockholders have full right, power and authority to enter into this Agreement and the Stockholders Agreements and to sell, transfer and deliver the Common Shares to be sold on such Closing Date by such Selling Stockholders hereunder and good and valid title to such Common Shares so sold, free and clear of all liens, encumbrances, security interests, or any other adverse claim within the meaning of the Uniform Commercial Code, has been transferred to the Underwriting Group (whom counsel may assume to be a bona fide purchaser) who has purchased such Common Shares hereunder in good faith and without notice of any such lien, encumbrance, security interest or any other adverse claim within the meaning of the Uniform Commercial Code.

          In rendering such opinions, such counsel may rely as to matters of local law, on opinions of local counsel and as to matters of fact, on certificates of the Selling Stockholders and of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriting Group is justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion. In addition, in rendering such opinions, such counsel shall state that the statements "to such counsel's knowledge," "known to such counsel" and similar phrases with reference to matters of fact means that after an examination of the Registration Statement and all amendments thereto, the Company's Certificate of Incorporation and Bylaws, as amended to date, the resolutions of the Company's Board of Directors and pricing committee authorizing the offering contemplated hereby, this Agreement, specimen certificates representing the Common Shares, the Custody Agreement and Power of Attorney of each Selling Stockholder, certificates of the Selling Stockholders, stock powers of each Selling Stockholder, the closing certificate of the President and Chief Financial Officer, all documents filed as an Exhibit in Item 27 of the Registration Statement and considering the actual knowledge of those attorneys in such counsel's firm who have given substantive attention to the Registration Statement and matters related thereto, and, to the Selling Stockholders' matters in connection with the Registration Statement, but not including any constructive or imputed notice of any information, such counsel finds no reason to believe that the opinions expressed are factually incorrect. Beyond that, such counsel need make no independent factual investigation for the purpose of rendering an opinion with respect to such matters. With respect to matters of fact related to opinions on behalf of the Selling Stockholders, such counsel may state that they are relying solely upon certificates from the Selling Stockholders.

          Further, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, the Representative, Representative's counsel and the independent public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which caused them to believe that, at the time the Registration Statement became effective, the Registration Statement (except as to financial statements, the notes thereto, financial data and supporting schedules and other financial or statistical data contained therein, as to which such counsel need make no statement) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or at the date of the opinion, the Registration Statement or the Prospectus (except as aforesaid) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading.

               (ii) Such opinion or opinions of Radcliff, Frandsen, Tricker & Dongell, counsel for the Representative, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company and the Selling Stockholders shall have exhibited to such counsel such documents, such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely, as to matters of local law, on opinions of local counsel and as to matters of fact on representations or certificates of officers of the Company and governmental officials, in which case their opinion is to state that they are so doing.

               (iii) A certificate of the Company executed by the Chairman of the Board or President and the Chief Financial Officer of Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (1) The representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement, and as if made at and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

               (2) The Registration Statement has become effective and the Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending under the Act;

                      (3) Since the initial date on which the Registration Statement was filed, no written or oral agreement, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                      (4) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or other), business, properties, results of operations, management or prospects of the Company; and no legal or governmental action, suit or proceeding is pending or, to the best knowledge of such officers, threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, the Company has not entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material increase in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date; and

                      (5) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and its subsidiaries have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured); and

                      (6) The respective signers have each carefully examined the Registration Statement and Prospectus and any amendments and supplements thereto, and to the best of their knowledge, the Registration Statement and the Prospectus and any amendments and supplements thereto contain all statements required to be stated therein, and all statements contained therein are true and correct, and neither the Registration Statement nor Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amended or a supplemented Prospectus which has not been so set forth.


          (iv) On the First Closing Date and the Second Closing Date, as the case may be, a certificate, dated such Closing Date and addressed to you, signed by or on behalf of each of the Selling Stockholders to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct, as if made at and as of the First Closing Date or the Second Closing Date, as the case may be, and such Selling Stockholder has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on his part to be performed or satisfied prior to the First Closing Date or the Second Closing Date, as the case may be.

          (v) On a date before this Agreement is executed and also on the First Closing Date and the Second Closing Date a letter addressed to you, from Ernst & Young LLP, independent accountants, the first one to be dated the day before the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to you, stating that (1) with respect to the Company they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and the response to Item 509 of Regulation SB-2 as reflected by the Registration Statement is correct insofar as it relates to them; (2) in their opinion, the financial statements examined by them of the Company at all dates and for all periods referred to in their opinion and included in the Registration Statement and Prospectus, comply in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder with respect to registration statements on Form SB-2; (3) on the basis of certain indicated procedures (but not an examination in accordance with generally accepted accounting principles), including examinations of the instruments of the Company set forth under "Capitalization" in the Prospectus, a reading of the latest available interim unaudited financial statements of the Company, whether or not appearing in the Prospectus, inquiries of the officers of the Company or other persons responsible for its financial and accounting matters regarding the specific items for which representations are requested below and a reading of the minute books of the Company, nothing has come to their attention which would cause them to believe that during the period from the last audited balance sheet included in the Registration Statement to a specified date not more than five days prior to the date of such letter (a) there has been any change in the capital stock or other securities of the Company or any payment or declaration of any dividend or other distribution in respect thereof or exchange therefor from that shown on its audited balance sheets or in the debt of the Company from that shown or contemplated under "Capitalization" in the Registration Statement or Prospectus other than as set forth in or contemplated by the Registration Statement or Prospectus; (b) there have been any material decreases in net current assets or net assets as compared with amounts shown in the last audited balance sheet included in the Prospectus so as to make said financial statements misleading; and (c) on the basis of the indicated procedures and discussions referred to in clause (3) above, nothing has come to their attention which, in their judgment, would cause them to believe or indicate that (i) the unaudited financial statements and schedules set forth in the Registration Statement and Prospectus do not present fairly the financial position and results of the Company, for the periods indicated, in conformity with the generally accepted accounting principles applied on a consistent basis with the audited financial statements, and (ii) the dollar amounts, percentages and other financial information set forth in the Registration Statement and Prospectus under the captions "Prospectus Summary," "Risk Factors," "Dilution," "Capitalization," "Selected Financial Data", "Security Ownership of Certain Beneficial Owners and

     Management", and "Description of Capital Stock" are not in agreement with the Company's general ledger, financial records or computations made by the Company therefrom; (4) such other matters as you may reasonably request.

          You shall be furnished without charge, in addition to the original signed copies, such number of signed or photostatic or conformed copies of such letters as the Representative shall reasonably request.

          (vi) A warrant for the purchase of 85,000 shares of the Company's Common Stock at an exercise price per share equal to 125% of the offering price per share of the Common Shares, in the form attached hereto as Exhibit A.


          (d) You shall not have disclosed in writing to the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of your counsel, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

          (e) All of the Common Shares being offered by the Company and the Warrants being purchased from the Company by you shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

          (f) The Common Shares shall be qualified in such states as you may reasonably request pursuant to paragraph 6(f), and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date; provided, that the Company shall not be required to submit to the general jurisdiction of any state or qualify as a foreign corporation in any state where it is not presently qualified.

          (g) All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to your counsel, whose approval shall not be unreasonably withheld. The suggested form of such documents shall be provided to your counsel at least one business day before the Closing Date. Your counsel will provide a written memorandum stating such closing documents which he deems necessary for their review. Such memorandum shall be delivered five business days before the Closing Date to counsel for the Company.

          (h) Any certificate signed by an officer of the Company and delivered to you or to your counsel will be deemed a representation and warranty by the Company to you as to the statements made therein.

          If any condition to the Underwriting Group's obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you to the Company and the Selling Stockholders without liability on the part of you, the Company or the Selling Stockholders except for the expenses to be paid or reimbursed by the Company and by the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

          SECTION 9.  Reimbursement of Representative's Expenses.
                      ------------------------------------------
Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 8, or if the sale to the Underwriting Group of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus, less the sum of $25,000 previously paid to you. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.

          SECTION 10.  Effectiveness of Registration Statement.  You, the
                       ---------------------------------------
Company and the Selling Stockholders will use your, its and their best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

          SECTION 11.  Indemnification.
                       ---------------

     (a) The Company agrees to indemnify and hold harmless the Underwriting Group and each person, if any, who controls the Underwriting Group within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several to which the Underwriting Group or such controlling person may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law, and the Company will reimburse the Underwriting Group and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Underwriting Group or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case
        --------  -------
to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the written information furnished to the Company pursuant to Section 4 hereof; provided, further, that the indemnity
                                          --------  -------
agreement provided in this Section 11(a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriting Group from whom the person asserting any losses, claims, charges, liabilities or litigation based upon any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state therein a material fact purchased Common Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected has not been sent or given to such person within the time required by the Act and the Rules and Regulations thereunder, unless such failure is the result of noncompliance by the Company with Section 6(e) hereof. In addition to its other obligations under this Section 11(a), the Company agrees that as an interim measure during the pendency of any claims, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as described in this Section 11(a), it will reimburse the Underwriting Group on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriting Group for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.

     (b) Each Selling Stockholder jointly and severally agrees to indemnify and hold harmless the Underwriting Group and each person, if any, who controls the Underwriting Group within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several to which the Underwriting Group or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Selling Stockholder), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of such Selling Stockholder contained herein or any failure of such Selling Stockholder to perform his, her or its obligations hereunder or under law, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, in each case to the extent but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company or the Underwriting Group, directly or through such Selling Stockholder's representatives, specifically for inclusion therein; and will reimburse the Underwriting Group and each such control person for any legal and other expenses as such expenses are reasonably incurred by the Underwriting Group or such control person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to their other obligations under this
Section 11(a)(2), the Selling Stockholders agree that as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of such Selling Stockholder herein or failure to perform their obligations hereunder, all as described in this Section 11(a)(2), they will reimburse the Underwriting Group on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Selling Stockholders' obligation to reimburse the Underwriting Group for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Notwithstanding the foregoing, the liability of each Selling Stockholder hereunder shall be limited to the aggregate purchase price received by such Selling Stockholder from the Underwriting Group for the Shares sold by such Selling Stockholder hereunder.

     (c) The Underwriting Group will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Representative), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof; and will reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the
--------  -------
indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnified parties, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (e) If the indemnification provided for in this Section 11 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b),
(c) or (d) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriting Group from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriting Group in connection with the statements or omissions or inaccuracies in the representations and warranties herein that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriting Group shall be deemed to be in the same proportion, in the case of the Company and the Selling Stockholders, as the total price paid to the Company and to the Selling Stockholders, respectively, for the Common Shares sold by them to the Underwriting Group (net of underwriting discounts but before deducting expenses), and, in the case of the Underwriting Group, as the underwriting discounts received by them bears to the total of such amounts paid to the Company and to the Selling Stockholders and received by the Underwriting Group as underwriting discounts. The relative fault of the Company, the Selling Stockholders and the Underwriting Group shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, the Selling Stockholders or the Underwriting Group and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (d) of this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (d) of this Section 11 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (d) for purpose of indemnification. The Company, the Selling Stockholders and the Underwriting Group agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined solely by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 11, the Underwriting Group shall not be required to contribute any amount in excess of the amount of the total underwriting discounts received in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

          SECTION 12.  This Section Intentionally Omitted.
                       -----------------------------------

          SECTION 13.  Effective Date.  This Agreement shall become effective
                       --------------
immediately as to Sections 7, 9, 11, 13, 14 and 15 and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 P.M., California time, on the first full business day following the effectiveness of the Registration Statement, or
(ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 9:00 a.m. Eastern Time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 13, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams offering the Common Shares for sale to securities dealers, whichever may occur first.

          SECTION 14.  Termination.  Without limiting the right to terminate
                       -----------
this Agreement pursuant to any other provision hereof:

     (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholders to the Underwriting Group (except for the expenses to be paid or reimbursed by the Company, the Selling Stockholders and the Underwriting Group pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof) or of the Underwriting Group to the Company or the Selling Stockholders (except to the extent provided in Section 11 hereof).

     (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over-the-counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over-the-counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent as, in the judgment of the Representative, to affect adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or that is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, (iv) substantial and material changes in the condition of the market (either generally or with reference to the sale of the Common Shares to be offered hereby) beyond normal fluctuations are such that it would be undesirable, impracticable or inadvisable in the judgment of the Representative to proceed with this Agreement or with the public offering, or (v) if there shall be any action, suit or proceeding pending or threatened (except as disclosed in the Prospectus), or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, that in the judgment of the Representative, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall be without liability on the part of the Underwriting Group to the Company or the Selling Stockholders or on the part of the Company or the Selling Stockholders to the Underwriting Group except for expenses to be paid or reimbursed by the Company, the Selling Stockholders and the Underwriting Group pursuant to Sections 7 and 9 hereof and except to the extent provided in
Section 11 hereto.

     (c) This Agreement may be terminated by you by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance, therewith or performance or satisfaction thereof shall have been expressly waived by you in writing.

     (d) Any termination of this Agreement pursuant to this Section shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto, except that the Company, the Selling Stockholders, and the Underwriting Group shall remain obligated to pay the costs and expenses provided to be paid by it or them specified in this Agreement; and the Company, the Selling Stockholders, and the Underwriting Group shall be obligated to pay all losses, claims, damages, or liabilities, joint or several, required to be paid by it or them by this Agreement.


          SECTION 15.  Representations and Indemnities to Survive Delivery.
                       ---------------------------------------------------
The respective indemnities, agreements, representations, warranties and other statements of the

Company, of its officers, of the Selling Stockholders and of the Representative set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Representative or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

          SECTION 16  Notices.  All communications hereunder shall be in writing
                      -------
and, if sent to the Representative shall be mailed, delivered or telegraphed and confirmed to you at 4675 MacArthur Court, Suite 740, Newport Beach, California 92660, Attention: Joe Martinez, with a concurrent copy to Russell M. Frandsen, of Radcliff, Frandsen, Tricker & Dongell, 777 S. Figueroa Street, 40th Floor, Los Angeles, California 90017 and if sent to the Company or the Selling Stockholders shall be mailed, delivered or telegraphed and confirmed to the Company at 2882 C Walnut Avenue, Tustin, California 92780 with a concurrent copy to Jeremy D. Glaser, Esq., Allen, Matkins, Leck, Gamble & Mallory LLP, 18400 Von Karman Avenue, 4th Floor, Irvine, California 92715. The Company, the Selling Stockholders or you may change the address for receipt of communications hereunder by giving notice to the others.

          SECTION 17.  Successors.  This Agreement will inure to the benefit of
                       ----------
and be binding upon the parties hereto, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from the Underwriting Group merely by reason of such purchase.

          SECTION 18.  Partial Unenforceability.  The invalidity or
                       ------------------------
unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

          SECTION 19.  Applicable Law.  This Agreement shall be governed by and
                       --------------
construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

          SECTION 20.  General.  This Agreement constitutes the entire agreement
                       -------
of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original and all of which shall constitute one and the same document.

          In this Agreement the masculine, feminine and neuter genders and the singular and the plural include one another. The Section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This

Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholders and you.

          Any person executing and delivering this Agreement as Attorney-in-fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-fact to take such action. Any action taken under this Agreement by any of the Attorneys-in-fact will be binding on all the Selling Stockholders.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the Underwriting Group, all in accordance with its terms.

                              Very truly yours,

                              JAVELIN SYSTEMS, INC.


                              By:
                                 -------------------------
                                                 President


                              Selling Stockholders


                              By:
                                 -------------------------
                                        (Attorney-in-fact)


The foregoing Underwriting Agreement
is hereby confirmed and accepted by
us in Newport Beach, California, as
of the date first above written.

MERIDIAN CAPITAL GROUP, INC.

As Representative of the Underwriting Group

By: Meridian Capital Group, Inc.


By:
    ----------------------------
    Partner

                                  SCHEDULE A


                                              Number of Optional Common Shares
        Name of Selling                                to be Sold by
          Stockholders                              Selling Stockholders
-----------------------------------------     -------------------------------
Herbert R. and Janice N. Donica, as joint                 6,250
tenants by the entireties
Teresa M. McRae                                          10,000










     TOTALS